UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2014

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On August 27, 2014, Premier issued a press release announcing a plan to redeem 7,000 shares of its Series A Preferred Stock ($1,000 per share liquidation preference) outstanding by the end of September 2014.  The Series A Preferred Stock was issued in October 2009 as part of the Troubled Asset Relief Program – Capital Purchase Program (TARP) of the U.S. Treasury.  In August 2012, Premier repurchased 10,252 of the 22,252 originally issued shares, leaving 12,000 shares outstanding.  Premier applied for and received regulatory consent to redeem an additional 7,000 shares.  The board has set a redemption date of September 26, 2014, giving shareholders the required 30 day advance notice for the redemption.  On that date, Series A shareholders will be entitled to a pro rata portion of the $7,000,000 total redemption value plus accrued dividends from August 15, 2014 through September 25, 2014 at 5.00% per annum.  After the redemption date, 5,000 of Premier’s Series A Preferred stock will remain outstanding.. The full text of that press release is furnished as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated August 27, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PREMIER FINANCIAL BANCORP, INC.
                            (Registrant)

                      /s/ Brien M. Chase
Date: August 27, 2014                                     Brien M. Chase, Senior Vice President
                       and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 27, 2014 captioned “Premier Financial Bancorp, Inc. Announces $7.0 Million Redemption of Series A Preferred Stock.”